Exhibit 10.7

PERSHING GOLD CORPORATION

RESTRICTED STOCK UNIT GRANT AGREEMENT

This Restricted Stock Unit Grant Agreement (this “Agreement”), dated [●] [●], [●] (the “Date of Grant”), is entered into by and between PERSHING GOLD CORPORATION (the “Corporation”) and _______________ (“Participant”).

RECITALS

A.       The Corporation’s Board of Directors (the “Board”) has adopted, and the stockholders have approved, the Pershing Gold Corporation 2013 Equity Incentive Plan (the “Plan”);

B.       The Plan provides for awards of restricted stock units to eligible participants as determined by the Administrator;

C.       The Administrator has determined that Participant is a person eligible to receive an award of restricted stock units under the Plan and has determined that it would be in the best interest of the Corporation to grant the restricted stock units provided for herein.

AGREEMENT

1.       Grant of Restricted Stock Units.

(a)       Grant. Participant is hereby awarded, subject to the conditions of the Plan and this Agreement, __________________ (________) restricted stock units (the “Restricted Stock Units”). The Restricted Stock Units shall vest in accordance with Section 2, below. Once vested, each Restricted Stock Unit represents the right to receive one share of the Corporation’s common stock, $0.0001 par value per share (the “Common Stock”) at the time(s) and subject to the terms and conditions set forth herein.

(b)       Plan Incorporated. Participant acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Stock Units shall be subject to all of the terms and conditions set forth in the Plan, as the Plan may be amended from time to time. The Plan is incorporated herein by reference as a part of this Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2.       Vesting. Participant shall vest in his or her rights under the Restricted Stock Units pursuant to the following schedule (each date upon which vesting occurs being referred to herein as a “Vesting Date”):

Vesting Date	Number of RSUs Vested
[●]/[●]/[●]	[●]
[●]/[●]/[●]	[●]
[●]/[●]/[●]	[●]

The foregoing notwithstanding, vesting pursuant to the foregoing schedule shall occur on a Vesting Date only if Participant remains employed by or provides services to the Corporation from the Date of Grant to such Vesting Date. If Participant ceases to be employed by or ceases to provide services to the Corporation at any time prior to the final Vesting Date, pursuant to Section 6.1.3 of the Plan, all unvested Restricted Stock Units shall be forfeited immediately on the date that Participant’s employment or service is terminated and the Participant shall have no further rights with respect to such Restricted Stock Units.

3.       Accelerated Vesting upon Change in Control. In the event of a “Change in Control” (as such term is defined in the Plan) of the Corporation, any unvested and outstanding Restricted Stock Units held by Participant shall become vested in full immediately prior to such Change in Control.

4.       Settlement of Vested Restricted Stock Units. The shares of Common Stock issuable in respect of vested Restricted Stock Units shall be issued within ten (10) days following the soonest to occur of: (i) Participant’s Separation from Service (as defined below), (ii) Participant’s death, or (iii) a 409A Change in Control (as defined below). Notwithstanding the foregoing, if and only if (A) the Restricted Stock Units provided hereunder are non-qualified deferred compensation subject to Code Section 409A, (B) Participant is a “specified employee” as defined for purposes of Code Section 409A, and (C) distribution would otherwise be made as a result of the Participant’s Separation from Service, then distribution shall be delayed until the sooner of (x) the date that is 6 months and one day following the date of such Separation from Service, (y) Participant’s death, or (z) such sooner date as may be permitted under Code Section 409A. On the payment date, the Corporation shall cause a stock certificate or certificates to be delivered to or on behalf of Participant for a number of shares of Common Stock equal to the number of vested Restricted Stock Units held by the Participant on such date. For purposes of this Agreement, “Separation from Service” shall have the meaning set forth in Treasury Regulation Section 1.409A-1(h), and “409A Change in Control” shall mean a Change in Control (as defined in the Plan) that also qualified as a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

5.       Limits on Transferability. Restricted Stock Units shall not be transferable except by will or the laws of descent and distribution or pursuant to a beneficiary designation, or as otherwise permitted by Section 5.7 of the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of Restricted Stock Units that does not satisfy the requirements of this Agreement and the Plan shall be void and unenforceable against the Corporation.

6.       Status of Stock. Participant agrees that the Restricted Stock Units and Common Stock issued pursuant to the Restricted Stock Units will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Participant also agrees (i) that the certificates representing Common Stock issued pursuant to the Restricted Stock Units may bear such legend or legends as the Corporation deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Corporation may refuse to register the transfer of the Restricted Stock Units and Common Stock issued pursuant to the Restricted Stock Units on the stock transfer records of the Corporation if such proposed transfer would be in the opinion of counsel satisfactory to the Corporation constitute a violation of any applicable securities law and (iii) that the Corporation may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock Units and Common Stock issued pursuant to the Restricted Stock Units.

7.       Stockholder Rights. The Participant shall not have any stockholder rights, including voting or dividend rights, with respect to the shares of Common Stock subject to the Restricted Stock Units until such shares are issued.

8.       Dividend Equivalent Rights. The Participant shall have dividend equivalent rights with respect to all Restricted Stock Units that become vested. Pursuant to such dividend equivalent rights, the Corporation shall establish an account or accounts for the Participant and reflect in that account any ordinary dividends paid with respect to shares of Common Stock underlying Participant’s Restricted Stock Units. The amounts credited to Participant’s account(s) shall be held without interest and shall be payable if the Restricted Stock Units to which they relate become vested (in which case they shall be paid at the same time as the vested Restricted Stock Units to which they relate). In the event any Restricted Stock Units are forfeited, the related dividend equivalent amounts for such Restricted Stock Units shall also be forfeited.

9.       Tax Consideration. The Corporation has advised Participant to seek Participant’s own tax and financial advice with regard to the federal and state tax considerations resulting from Participant’s receipt of Restricted Stock Units pursuant to this Agreement. Participant understands that the Corporation will report to appropriate taxing authorities the payment to Participant of compensation income upon the issuance of shares in respect of vested Restricted Stock Units. Participant understands that Participant is solely responsible for the payment of all federal and state taxes resulting from the Restricted Stock Units.

10.       Withholding. All amounts payable hereunder shall be subject to applicable federal, state and local income and employment tax withholdings. Notwithstanding anything herein to the contrary, the Company’s obligation to deliver shares of Common Stock in settlement of vested Restricted Stock Units shall be subject to the Participant making (and the delivery of shares shall be delayed until the Participant actually makes) arrangements acceptable to the Company to satisfy all applicable tax withholdings.

11.       Binding Effect. This Agreement shall bind Participant and the Corporation and their respective beneficiaries, survivors, executors, administrators and transferees.

12.       No Guarantee of Continued Employment. This Agreement is not a contract for employment and nothing herein shall supersede or amend the terms of any employment agreement between the Corporation and Participant or imply that Participant has a right to continued employment with the Corporation.

13.       Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.

14.       Conflicts and Interpretation. In the event of any conflict between this Agreement and the Plan, this Agreement shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Administrator has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

15.       Compliance with Law. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock may be postponed for such period as may be required to comply with any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Corporation shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority

16.       Amendment. The Corporation may modify, amend or waive the terms of this Agreement, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Participant without Participant’s consent, except as required by applicable law or stock exchange rules, tax rules or accounting rules. Prior to the effectiveness of any modification, amendment or waiver required by tax or accounting rules, the Corporation will provide notice to Participant and the opportunity for Participant to consult with the Corporation regarding such modification, amendment or waiver. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

17.       Compliance with Code Section 409A. The Restricted Stock Units granted under this Agreement are intended to comply with the requirements of section 409A of the Internal Revenue Code, and this Agreement shall be interpreted and administered in a manner consistent with such intent. Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Participant in connection with the Restricted Stock Units granted hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Corporation nor any of its Affiliates shall have any obligation to indemnify or otherwise hold Participant harmless from any or all of such taxes or penalties.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Grant Agreement as of the date first written above.

PERSHING GOLD CORPORATION

By: ________________________________
Name: ______________________________
Title: _______________________________

PARTICIPANT:

____________________________________
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